THIRD QUARTER 2020  EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS Q3‐2020 Results •Adjusted EBITDA of $15.1 million Consistent  •Net income of $7.6 million •$48.1 million cash, restricted cash and cash  Performance equivalents Fleet Working Fleet •17 drybulk ships and one barge in owned and  controlled fleet at September 30, 2020 Operations Extensive and varied  •Operating 52 vessels on average during Q3 2020 •7.4 million tons carried; 123 voyages performed  experience for 46 clients  1) Adjusted EBITDA is a non‐GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and  leaseback of vessel, share‐based compensation, and when applicable, loss on impairment of vessels and certain non‐recurring items.  3

DRIVERS OF PERFORMANCE Customer Focus:Long‐term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides superior returns – 29% premium over average market rates in Q3 – 2020 Rate Environment: The Baltic Dry Index average decreased in the third quarter compared to prior year. Baltic Dry Index (1) 2500 2000 1500 1000 500 0 (1) Per reported indices 4

FINANCIAL HIGHLIGHTS 3rd Quarter Highlights • Net income attributable to Pangaea Logistics Solutions Ltd. was $7.6 million for three months ended September  30, 2020 as compared to $8.3 million of net income for the same period of 2019. o Non‐GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $8.1 million as compared  to $8.6 million for the three months ended September 30, 2019. • Diluted net income per share was $0.17 for three months ended September 30, 2020 as compared to earnings per  share of $0.19 for the same period of 2019. • Pangaea's TCE rates were $13,316 for the three months ended September 30, 2020 and $15,915 for the three  months ended September 30, 2019. The market average for the third quarter of 2020 was approximately $10,286,  giving the Company an overall average premium over market rates of approximately $3,030 or 29%.  • Adjusted EBITDA of $15.1 million for the three months ended September 30, 2020, compared to $18.0 million for  the same period of 2019. • At the end of the quarter, Pangaea had $48.1 million in cash, restricted cash and cash equivalents.  • The Company acquired an additional one‐third equity interest in its partially‐owned consolidated subsidiary Nordic  Bulk Holding Company Ltd. (NBHC), which owns six modern 1‐A ice‐class panamax bulk vessels, increasing its  equity interest to 66.7%. 5

SELECTED INCOME STATEMENT DATA

(in thousands,may not foot due to rounding)

	Three months ended September 30,		Nine months ended September 30,	
	2020	2019	**2020**	2019
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 98,120**	$ 103,806	**$ 251,501**	$ 247,088
Charter revenue	**5,646**	15,079	**18,541**	34,632
Total revenue	**103,767**	118,885	**270,043**	281,720
Expenses:				
Voyage expense	**40,729**	45,103	**120,283**	114,501
Charter hire expense	**34,970**	41,980	**82,499**	85,245
Vessel operating expenses	**9,700**	11,332	**28,959**	32,161
General and administrative	**3,692**	2,768	**11,558**	12,161
Depreciation and amortization	**4,230**	4,653	**12,818**	13,521
Loss on impairment of vessels	**-**	-	**1,801**	-
Loss on sale of vessels	**486**	-	**705**	-
Loss on sale and leaseback of vessels	**-**	-	**-**	-
Total expenses	**93,807**	105,835	**258,623**	257,589
Income from operations	**9,960**	13,050	**11,420**	24,132
Total other expense, net	**(1,673)**	(2,631)	**(6,608)**	(4,073)
Net income	**8,287**	10,419	**4,812**	20,059
Income attributable to noncontrolling interests	**(734)**	(2,097)	**(1,050)**	(4,002)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 7,552**	$ 8,322	**$ 3,762**	$ 16,057
Adjusted EBITDA [1]	**$ 15,068**	$ 18,023	**$ 28,660**	$ 39,019

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, share-based compensation, and when applicable, loss on impairment of vessels and certain non-recurring items.

6

SELECTED BALANCE SHEET & CASH FLOW DATA (in thousands) September 30, 2020 December 31, 2019  Current Assets     Cash and cash equivalents $                                       45,559 $                          50,555     Restricted cash $                                         1,500 $                            1,000     Accounts receivable, net                                          19,939                             28,309     Other current assets                                          40,155                             48,091  Total current assets                                        107,153                           127,955 Restricted cash                                             1,000                                1,500 Fixed assets, including finance lease right of use assets, net                                        321,350                           335,090 Investment in newbuildings in‐process                                          15,391                             15,357 Total assets $                                     444,893 $                        479,903 Current liabilities Accounts payable, accrued expenses and other current liabilities $                                       39,093 $                          39,974 Related party debt                                                243                                   333 Current portion long‐term debt and finance lease liabilities                                          38,573                             35,540 Other current liabilities                                          10,486                             15,008 Total current liabilties                                          88,394                             90,855 Secured long‐term debt and finance lease liabilities, net                                        117,791                           141,148 Other long‐term liabilities                                          10,062                                4,828 Total Pangaea Logistics Solutions Ltd. equity                                        175,769                           170,246 Non‐controlling interests                                          51,376                             72,826 Total stockholders' equity                                        227,145                           243,072 Total liabilities and stockholders' equity$                                      443,393 $                        479,903 Cash flows for the years ended: September 30, 2020 September 30, 2019 Net cash provided by operating activities $ 22,441 $ 23,402 Net cash used in investing activities $ (6,042) $ (48,186) Net cash used in financing activities $ (21,395) $ 5,341 The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding.  7

TOTAL SHIPPING DAYS  6,000  5,000  4,000 3,365  2,750  3,168   3,000 2,556  3,003  Days 2,220  1,742  1,977   2,000  1,000 1,820  1,886  1,875  1,731  1,718  1,573  1,623  1,566   ‐ Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Owned Days Charter‐in Days Capital Efficiency: Leveraged owned fleet by chartering‐in market vessels Flexibility: Short‐term charters allow us to react quickly and take advantage of arbitrage opportunities 8

PANGAEA TCE v. AVERAGE MARKET TCE Market Avg TCE** Market Premium over Market  $18,000 16%  $16,000 40% 24% $2,187   $14,000 29% 49% $2,801  68% $4,353   $12,000 $3,030  78% 93% $4,268   $10,000 $4,869   $8,000 $4,588  $5,185  $13,728   $6,000 $11,559  $10,819  $10,286   $4,000 $8,665  $7,160  $5,920  $5,548   $2,000  $‐ Q4 ‐ 2018 Q1‐2019 Q2‐2019 Q3‐2019 Q4‐2019 Q1‐2020 Q2‐2020 Q3‐2020 Pangaea TCE      $14,360           $12,029            $12,933            $15,915          $15,172            $10,508           $10,733           $13,316     Consistently outperforming against average Panamax and Supramax index **Average of the published Panamax and Supramax index net of commission 9

FINANCIAL PERFORMANCE Q4-2018 THROUGH Q3-2020


ADJUSTED EBITDA(1)
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20


TCE(2)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20

1) **Adjusted EBITDA** is a non-GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, share-based compensation, loss on sale and leaseback of vessels and other non-operating income and/or expense, if any.
2) **TCE** is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in per-day amounts.

10

ADJUSTED EARNINGS PER COMMON SHARE Adjusted EPS total of $0.19 for Q3‐2020 Historical Adjusted EPS (1)  0.25 $0.53 $0.41 $0.29  0.20 0.20  0.19  0.18   0.15 0.14   0.10 0.11  0.10  0.10  0.09  0.09  0.09   0.05 0.03   ‐ Q4‐17 Q1‐18 Q2‐18 Q3‐18 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20  (0.05) (0.09)  (0.10)  (0.15) (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel,  loss on impairment of vessel, gains and losses on derivative instruments, and certain non‐recurring charges, divided by the weighted average number of shares of  common stock. 11